                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               GLOBAL SPORTS, INC.

 Pursuant to Section 242 of the General Corporation Law of the State of Delaware



Global Sports, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

FIRST: This Certificate of Amendment amends provisions of the Corporation's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 12:01 p.m., eastern time, on May 23, 2002.

THIRD: Article I of the Certificate of Incorporation is hereby amended by deleting Article I in its entirety and replacing it with the following:

     ARTICLE I: The name of the Corporation is GSI Commerce, Inc.


IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this 23rd day of May, 2002.

                                          By: /s/ Michael G. Rubin
                                          Michael G. Rubin,
                                          President and Chief Executive Officer